Exhibit 8.3

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
155 NORTH WACKER DRIVE
CHICAGO, ILLINOIS 60606-1720
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Western Asset Mortgage Capital Corporation 385 East Colorado Boulevard Pasadena, California 91101		SHANGHAI
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Re:    Western Asset Mortgage Capital Corporation – Qualification as Real Estate Investment Trust

Ladies and Gentlemen:
We have acted as special counsel to Western Asset Mortgage Capital Corporation, a Delaware corporation (“Western Asset” or “Our Client”), in connection with the Agreement and Plan of Merger, dated as of August 8, 2023 (the “Merger Agreement”), by and among Western Asset, AG Mortgage Investment Trust, Inc., a Maryland corporation (“Parent”), AGMIT Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger Sub”), and, solely for the limited purposes set forth therein, AG REIT Management, LLC, a Delaware limited liability company, which, among other things, provides for the merger (the “Merger”) of Western Asset with and into Merger Sub, with Merger Sub continuing as the surviving entity in the Merger and with holders of shares of common stock of Western Asset par value $0.01 per share (“Western Asset Common Stock”), receiving, in exchange for their Western Asset Common Stock, shares of common stock of Parent, par value $0.01 per share (“Parent Common Stock”) and cash (including cash paid in lieu of any fractional shares of Parent Common Stock that a holder of shares of Western Asset Common Stock would otherwise have been entitled to receive), as described in the Registration Statement (File No. 333-274319) of Parent on Form S-4 filed on September 1, 2023, filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, (the “Securities Act”), as amended and supplemented through the date hereof (the “Registration Statement”). This opinion is being delivered to be filed as an exhibit to the Registration Statement. The delivery of this opinion is not intended to create, nor shall it create, an attorney-client relationship with any party except Our Client.

Western Asset Mortgage Capital Corporation
September 25, 2023

In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:
(a)the Registration Statement;
(b)an executed copy of the Merger Agreement; and
(c)such other documentation and information provided to us by Western Asset as we have deemed necessary or appropriate as a basis for the opinion set forth herein.
In addition, Western Asset has provided us with, and we are relying upon, a certificate containing certain factual statements, factual representations and covenants of officers of Western Asset (the “Officers’ Certificate”) relating to, among other things, the actual and proposed operations of Western Asset and the entities in which it holds, or has held, a direct or indirect interest (collectively, the “Company”). For purposes of our opinion, although we are not aware of any facts inconsistent with the statements in the Officers’ Certificate, we have not independently verified all of the facts, statements, representations and covenants set forth in the Officers’ Certificate, the Merger Agreement, or in any other document. In particular, we note that the Company may engage in transactions in connection with which we have not provided legal advice, and have not reviewed, and of which we may be unaware. Consequently, we have relied on Western Asset’s representation that the facts, statements, representations, and covenants presented in the Officers’ Certificate, the Merger Agreement, and other documents, or otherwise furnished to us or Parent, accurately and completely describe all material facts relevant to such facts, statements, representations, and covenants. We have assumed that all such facts, statements, representations and covenants are true without regard to any qualification as to knowledge, belief, intent, or materiality. Our opinion is conditioned on the continuing accuracy and completeness of such facts, statements, representations and covenants. Any material change or inaccuracy in the facts, statements, representations, and covenants referred to, set forth, or assumed herein or in the Officers’ Certificate may affect our conclusions set forth herein.
In our review of certain documents in connection with our opinion as expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or electronic copies, and the authenticity of the originals of such copies. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.
Our opinion is also based on the correctness of the following assumptions: (i) Western Asset and each of the entities comprising the Company has been and will continue to be operated in accordance with the laws of the jurisdictions in which it was formed and in the manner described in the relevant organizational documents, (ii) there will be no changes in the applicable laws of the State of Delaware or of any other jurisdiction under the laws of which any of the entities comprising the Company have been formed, and (iii) each of the written agreements to which the Company is a party has been and will be implemented, construed and enforced in accordance with its terms.
In rendering our opinion, we have considered and relied upon the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder (the “Regulations”), administrative rulings, and other Treasury interpretations of the Code and the Regulations by the courts and the Internal Revenue Service (“IRS”), all as they exist at the date hereof. It should be noted that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive

AG Mortgage Investment Trust
September 25, 2023

effect. A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein. There can be no assurance, moreover, that our opinion will be accepted by the IRS or, if challenged, by a court.
Based on and subject to the foregoing, we are of the opinion that, commencing with Western Asset’s taxable year ended December 31, 2012, Western Asset has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code, and its actual method of operation has enabled it to meet, through the Effective Time (as defined in the Merger Agreement) , the requirements for qualification and taxation as a REIT under the Code.
Western Asset’s qualification and taxation as a REIT depend upon its ability to meet, through actual operating results, certain requirements relating to the sources of its income, the nature of its assets, its distribution levels and the diversity of its stock ownership, and various other qualification tests imposed under the Code, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual results of Western Asset’s operations for any one taxable year will satisfy the requirements for taxation as a REIT under the Code.
Except as set forth above, we express no other opinion. This opinion is furnished to you and is solely for your benefit. This opinion may not be relied upon by any other person without our express written permission.
This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments, any factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, covenant, representation, or assumption relied upon herein that becomes incorrect or untrue.
We consent to the filing of this opinion as an exhibit to the Registration Statement and to each reference to us in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.
Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP